Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX Corporation Reports Fiscal 2009 Third Quarter Results

The Company Surpasses Wall Street Estimates on Revenue, Net Income and EPS

FREMONT, CA—September 21, 2009—SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal third quarter ended August 31, 2009.

For the fiscal third quarter, revenues were $2.01 billion, a decrease of 1.88% compared to $2.05 billion for the prior year fiscal third quarter and an increase of 10.8%, compared to $1.81 billion for the fiscal second quarter of 2009.

Income from operations was $39.3 million, or 1.96% of revenues, compared to income from operations of $39.5 million, or 1.93% of revenues in the prior year fiscal third quarter and income from operations of $31.7 million, or 1.75% of revenues from the fiscal second quarter of 2009.

Net income for the fiscal third quarter was $23.1 million, or $0.67 per diluted share, exceeding Wall Street estimates which averaged $0.61. This compares with $22.1 million, or $0.66 per diluted share in the prior year fiscal third quarter and $19.2 million, or $0.57 on a sequential basis.

“Our results for the fiscal third quarter are industry leading. Once again the SYNNEX team produced profitable market share gains as is evidenced by our 10.8% sequential revenue improvement, while also improving net income and EPS results,” stated Kevin Murai, President and Chief Executive Officer. “Our continued focus and discipline on improving our return on invested capital has once again resulted in another consecutive quarter of year-over-year ROIC improvements.”

Financial Highlights:

•	Distribution revenues were $1.98 billion, a decrease of 2.1% over the prior year fiscal third quarter.

•	Global Business Services revenues were $34.51 million, an increase of 17.7% over the prior year fiscal third quarter.

•	Distribution income from operations was $34.8 million, or 1.76% of distribution revenues, versus $36.9 million, or 1.83% of revenues in the prior year fiscal third quarter.

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Global Business Services income from operations was $4.5 million, or 12.91% of Global Business Services revenues, versus $2.6 million, or 8.89% of Global Business Services revenues in the prior year fiscal third quarter.

•	SYNNEX’ cash conversion cycle improved to 40 days.

•	SYNNEX’ debt to capitalization ratio was 32.0%.

•	The Company posted ROIC of 8.9% for the period, versus 8.3% in the prior year fiscal third quarter.

•	Fiscal third quarter depreciation and amortization were $3.0 million and $2.1 million, respectively.

•	Fiscal third quarter capital expenditures were $14.6 million, which includes $12.2 million for the purchase of the Company’s corporate headquarters facility in Fremont, California.

Fourth Quarter Fiscal 2009 Outlook:

The following statements are based on the Company’s current expectations for the fourth quarter of fiscal 2009. These statements are forward-looking and actual results may differ materially.

•	Revenues are expected to be in the range of $2.025 billion to $2.125 billion.

•	Net income is expected to be in the range of $25.1 million to $26.1 million.

•	Diluted earnings per share are expected to be in the range of $0.72 to $0.75.

The calculation of diluted earnings per share for the fourth quarter of fiscal 2009 is based on a diluted weighted-average common share count of approximately 34.9 million.

“We believe the market has stabilized since the February timeframe and we are optimistic about the future growth of our business despite being in the midst of a recession,” Murai continued. “Our fourth quarter outlook reflects this view and together with our ability to out execute our competition, we believe SYNNEX is positioned well to expand our business and increase our profits and returns.”

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PDT). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-364-4389 in North America or 706-902-0319 outside North America. The confirmation code for the call is 28914082. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until October 5, 2009.

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About SYNNEX

SYNNEX Corporation, a Fortune 500 corporation, is a leading business process services company, servicing resellers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and global business services. Founded in 1980, SYNNEX employs over 7,000 associates worldwide and operates in the United States, Canada, China, Japan, Mexico, the Philippines and the United Kingdom. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding expectations of our revenues, net income and earnings per share for the fourth quarter of fiscal 2009, the growth of our business, and expansion of our profitability and returns, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; risks associated with our contract assembly business; and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended May 31, 2009 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2009 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation: SNX—F

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	August 31, 2009	November 30, 2008
Assets
Current assets:
Cash and cash equivalents	$70,180	$61,081
Short-term investments	13,552	10,345
Accounts receivable, net	736,667	807,206
Receivable from vendors, net	90,940	96,653
Receivable from affiliates	5,916	4,659
Inventories	695,957	696,008
Deferred income taxes	26,123	26,089
Current deferred assets	13,392	13,322
Other current assets	36,245	9,766

Total current assets	1,688,972	1,725,129

Property and equipment, net	97,367	84,602
Goodwill	135,984	113,438
Intangible assets, net	23,310	26,456
Deferred income taxes	6,723	6,036
Long-term deferred assets	20,549	50,907
Other assets	30,019	26,312

Total assets	$2,002,924	$2,032,880

Liabilities and stockholders’ equity
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$214,283	$340,466
Accounts payable	574,894	571,329
Payable to affiliates	75,822	73,631
Accrued liabilities	118,121	113,593
Current deferred liabilities	29,305	30,809
Income taxes payable	—	4,713

Total current liabilities	1,012,425	1,134,541
Long-term borrowings	9,215	8,537
Convertible debt	143,750	143,750
Long-term liabilities	30,184	26,591
Long-term deferred liabilities	17,606	33,567
Deferred income taxes	2,753	1,380

Total liabilities	1,215,933	1,348,366

Minority interest	5,309	4,673

Stockholders’ equity:
Preferred stock	—	—
Common stock	33	32
Additional paid-in capital	234,421	207,558
Accumulated other comprehensive income	22,556	9,367
Retained earnings	524,672	462,884

Total stockholders’ equity	781,682	679,841

Total liabilities and stockholders’ equity	$2,002,924	$2,032,880

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended August 31, 2009	Three Months Ended August 31, 2008	Nine Months Ended August 31, 2009	Nine Months Ended August 31, 2008
Revenue	$2,007,163	$2,045,689	$5,548,108	$5,672,335

Cost of revenue	1,896,028	1,932,790	5,224,798	5,362,781

Gross profit	111,135	112,899	323,310	309,554

Selling, general and administrative expenses	71,856	73,394	217,633	205,597

Income from operations before non-operating items, income taxes and minority interest	39,279	39,505	105,677	103,957

Interest expense and finance charges, net	3,095	3,137	10,161	10,614
Other (income) expense, net	(727)	1,787	(1,750)	3,252

Income from operations before income taxes and minority interest	36,911	34,581	97,266	90,091

Provision for income taxes	13,596	12,427	34,841	32,253
Minority interest	235	94	637	440

Net income	$23,080	$22,060	$61,788	$57,398

Diluted earnings per share	$0.67	$0.66	$1.83	$1.72

Diluted weighted-average common shares outstanding	34,595	33,657	33,700	33,319